AMENDMENT NO. 2 TO ASSET PURCHASE AGREEMENT

      This Amendment No. 2 to Asset Purchase Agreement ("Amendment") is made and entered into as of October 28, 2005, by and among Tectonic Network, Inc., a Delaware corporation and its subsidiary Tectonic Solutions, Inc., a Georgia corporation (each a Seller, and collectively the "Seller"), and Boston Equities Corporation, a Nevada corporation ("Boston"), and Tectonic, Inc. a Delaware corporation and subsidiary of Boston (the "Buyer') with respect to the following facts:

      A. Seller and Boston entered into that certain Asset Purchase Agreement dated as of October 3, 2005, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated October 12, 2005 (the "Agreement").

      B. Seller, Boston and Buyer now wish to amend the Agreement as set forth herein.

      IN CONSIDERATION OF the foregoing premises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

      1. Assignment to Buyer. Boston hereby assigns its rights and obligations under the Agreement to Buyer, and Seller hereby consents to the assignment. Buyer hereby accepts the assignment and agrees to assume all of the rights and obligations of Boston under the Agreement. Each reference to Boston in the Agreement shall be deemed to refer to Buyer in each instance.

      2. Amendments to Agreement. The specific provisions of the Agreement indicated below are hereby amended as follows:

            (a) Purchase Price. Section 4.1 is hereby amended to provide as follows:

                  The total consideration to be paid by the Buyer for the Assets and the assumption of the Assumed Liabilities (the "Purchase Price") shall be: (i) cash in the amount of $1,350,000, plus (ii) cash in the amount of any operating expenses actually incurred or accrued between October 31, 2005 and the Closing Date (up to a maximum of $150,000), plus (iii) any amounts outstanding under the Senior Secured Super-Priority Debtor-in-Possession Loan and Security Agreement of even date herewith between Seller and Buyer (the "Loan Agreement"). Buyer shall make an initial nonrefundable payment of $250,000 within one business day of the entry of the Sale Order. The balance of the Purchase Price shall be paid on the Closing Date. In the event that the Closing does not occur as a result of any breach by Buyer on the Closing Date, Seller shall be entitled to retain the deposit.

            (b) Closing Date. Section 5.2 is hereby amended to provide that the Closing Date shall take place on or before November 8, 2005.

            (c) Seller's Contracts. Schedule C is hereby amended and replaced with Schedule C attached hereto.

      3. Impact on Other Provisions. All other terms and conditions of the Agreement not specifically amended by this Amendment shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their authorized representatives as of the date first written above.

TECTONIC NETWORK, INC.,                     TECTONIC SOLUTIONS, INC.,
a Delaware corporation                      a Georgia corporation
as debtor and debtor-in-possession          as debtor and debtor-in-possession

------------------------------------        ------------------------------------
By:                                         By:
   ---------------------------------           ---------------------------------
Its:                                        Its:
    --------------------------------            --------------------------------

BOSTON EQUITIES CORPORATION,                TECTONIC, INC.,
a Nevada corporation                        a Delaware corporation

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By:                                         By:
   ---------------------------------           ---------------------------------
Its:                                        Its:
    --------------------------------            --------------------------------


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

                                    EXHIBIT C

                                SELLER CONTRACTS

1. All sales agreements, contracts and invoices.

      2. Bronto Mail, Inc. - month to month contract dated February 19, 2003, for email distribution service - e-newsletter in the amount of $2,220 per quarter.

      3. The Rogers Company - amounts owed for storage and construction on the Trade Show booth in the amount of $14,202.84

      4. Next Step CAD - amounts owed for CAD modeling services in the amount of $3,150.00

      5. Roger Grant - amounts owed for e-newsletter consulting services in the amount of $1,350.00